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                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR SECOND QUARTER FISCAL 2012

Fremont, CA (January 5, 2012) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter ended November 30, 2011.

Net sales were $3.9 million in the second quarter of fiscal 2012, compared with $3.6 million in the second quarter of fiscal 2011. The Company reported a net loss of $1.4 million, or $0.15 per diluted share, in the second quarter of fiscal 2012. This compares to a net loss of $0.8 million, or $0.09 per diluted share, in the second quarter of fiscal 2011. Included in the results for the second quarter of fiscal 2011 was the receipt of a dividend payment of $0.6 million related to a long-term investment reported in other income.

"On Tuesday we announced Gayn Erickson as the new CEO of Aehr Test, replacing me in that position," said Rhea Posedel, executive chairman of Aehr Test Systems. "We are fortunate to have attracted Gayn, who brings 23 years of semiconductor test and general management experience to our company.
We are confident that he will do an outstanding job and has the management skill set needed to take Aehr Test to the next level.

Commenting on the results of the second quarter of fiscal 2012, Posedel continued, "Net sales grew to $3.9 million year over year, which was an 8% increase over the second quarter of fiscal 2011. These results were impacted to some extent by the recent slowdown in the semiconductor industry."

Net sales were $8.0 million in the first six months of fiscal 2012 compared with $5.7 million in the first six months of fiscal 2011. Net loss for the six months ended November 30, 2011 was $1.2 million, or $0.14 per diluted share, compared with a net loss of $2.3 million, or $0.26 per diluted share, in the same period of the prior fiscal year. The Company's net income for the first six months of fiscal 2012 included a gain of $990,000 from the sale of its investment in ESA Electronics PTE Ltd.

"We are pleased that we are continuing to make inroads with our ABTSTM products, having recently landed a new major account. The high value that these products offer is reflected in our having sold ABTS systems to two out of five of the world's largest semiconductors








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Aehr Test Systems Reports Second Quarter Fiscal 2012 Results
January 5, 2012
Page 2 of 5

manufacturers to date. Last month we announced the shipment of our 100th full-wafer contactor for use in the FOXTM family of products for wafer sort test and wafer level burn-in applications. We remain focused on penetrating key production accounts with our families of ABTS and FOX products and are confident that this strategy will result in increasing revenues longer term," concluded Posedel.

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 5, 2012 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2012 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOX and MAX systems and the DiePak(R)carrier.
 The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.




                       [Financial Tables to Follow]






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Aehr Test Systems Reports Second Quarter Fiscal 2012 Results
January 5, 2012
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended   Six Months Ended
                                            November 30,        November 30,
                                         ------------------  -----------------
                                           2011      2010      2011     2010
                                         --------  --------  -------- --------
Net sales.............................    $ 3,860   $ 3,577   $ 7,990  $ 5,746
Cost of sales.........................      2,732     2,223     5,060    3,448
                                         --------  --------  -------- --------
Gross profit..........................      1,128     1,354     2,930    2,298
                                         --------  --------  -------- --------
Operating expenses:
  Selling, general and administrative.      1,528     1,495     3,129    3,013
  Research and development............      1,039     1,196     2,121    2,338
  Gain on bankruptcy claim............         --        --        --     (155)
                                         --------  --------  -------- --------
    Total operating expenses..........      2,567     2,691     5,250    5,196
                                         --------  --------  -------- --------
    Loss from operations..............     (1,439)   (1,337)   (2,320)  (2,898)

Interest income.......................         --         1        --        3
Gain on sale of long-term investment..         --        --       990       --
Other income, net.....................         58       579        46      623
                                         --------  --------  -------- --------
    Loss before income tax
    (benefit) expense.................     (1,381)     (757)   (1,284)  (2,272)

Income tax (benefit) expense..........         (8)       10       (35)      11
                                         --------  --------  -------- --------
    Net loss..........................    $(1,373)  $  (767)  $(1,249) $(2,283)
                                         ========  ========  ======== ========

Net loss per share
    Basic.............................     $(0.15)  $ (0.09)  $ (0.14) $ (0.26)
    Diluted...........................     $(0.15)  $ (0.09)  $ (0.14) $ (0.26)

Shares used in per share calculations:
    Basic.............................      8,980     8,731     8,956    8,699
    Diluted...........................      8,980     8,731     8,956    8,699





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Aehr Test Systems Reports Second Quarter Fiscal 2012 Results
January 5, 2012
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                           Three Months Ended  Six Months Ended
                                              November 30,        November 30,
                                           ------------------  -----------------
                                             2011      2010      2011     2010
                                           --------  --------  -------- --------
GAAP net loss............................. $(1,373)  $  (767)  $(1,249) $(2,283)
Gain on bankruptcy claim1.................      --        --        --     (155)
Gain on sale of long-term investment2.....      --        --      (990)      --
Stock compensation expense................     172       238       337      512
                                           --------  --------  -------- --------
Non-GAAP net loss......................... $(1,201)  $  (529)  $(1,902) $(1,926)
                                           ========  ========  ======== ========

GAAP net loss per diluted share........... $ (0.15)  $ (0.09)  $ (0.14) $ (0.26)
                                           ========  ========  ======== ========
Non-GAAP net loss per diluted share....... $ (0.13)  $ (0.06)  $ (0.21) $ (0.22)
                                           ========  ========  ======== ========
Shares used in diluted shares calculation.   8,980     8,731     8,956    8,699
                                           ========  ========  ======== ========

________________________________________________________________________________


1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.

2 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Second Quarter Fiscal 2012 Results
January 5, 2012
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                         November 30,      May 31,
                                                             2011           2011
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 3,126        $ 4,020
  Accounts receivable, net............................         2,101          1,432
  Inventories,net.....................................         5,579          4,958
  Prepaid expenses and other .........................           218            161
                                                         -----------    -----------
      Total current assets ...........................        11,024         10,571

Property and equipment, net ..........................           707            954
Other assets..........................................           177            558
                                                         -----------    -----------
      Total assets ...................................       $11,908        $12,083
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 1,494        $   885
  Accrued expenses ...................................         1,553          1,434
  Deferred revenue ...................................           271            221
                                                         -----------    -----------
      Total current liabilities ......................         3,318          2,540

Income tax payable....................................           128            204
Deferred lease commitment ............................           209            238
                                                         -----------    -----------
      Total liabilities ..............................         3,655          2,982

Shareholders' equity .................................         8,253          9,101
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $11,908        $12,083
                                                         ===========    ===========








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